UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 25, 2012

(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504

Newton, MA  02458

(Address of principal executive offices)

(617) 244-1616

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 25, 2012, we held a special meeting in lieu of annual meeting of stockholders (the “Meeting”). A total of 43,460,497 shares of our common stock outstanding as of September 14, 2012, the record date for the Meeting, were eligible to receive notice of and vote at the Meeting.

At the Meeting, our stockholders voted to reelect our incumbent Class I directors, Thomas Rockwell Mackie, James S. Manuso and John E. Niederhuber, for a three-year term. The results of this vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Thomas Rockwell Mackie	22,292,992	2,535,155	0
James S. Manuso	22,292,062	2,536,085	0
John E. Niederhuber	22,306,858	2,521,289	0

Our stockholders also approved at the Meeting an amendment to our 2006 Stock Incentive Plan, previously approved by the Board of Directors, which increased the number of shares of our common stock authorized for issuance thereunder to 10,000,000 from 7,000,000. The results of this vote were as follows:

For	Against	Abstain	Broker Non-Votes
21,104,322	3,556,399	167,426	0

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title
10.1	Novelos Therapeutics, Inc. 2006 Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2012	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
President and Chief Executive Officer

  Exhibit Index

Number	Title
10.1	Novelos Therapeutics, Inc. 2006 Stock Incentive Plan, as amended

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